SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                         ----------------------------

                                CURRENT REPORT
                                      ON
                                   FORM 8-K/A

                       PURSUANT TO SECTION 13 OR 15(d)
                                    OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                         ----------------------------


       Date of Report (Date of earliest event reported): June 29, 1998

                         ----------------------------


             (Exact name of registrant as specified in its charter)
                            THINK NEW IDEAS, INC.
                         ----------------------------

(State or other jurisdiction     (Commission File         (I.R.S. Employer
      of incorporation)               Number)            Identification No.)
          Delaware                   000-21775               95-4578104


                    (Address of principal executive offices)
            45 West 36th Street, 12th Floor, New York, New York 10018

      Registrant's telephone number, including area code: (212) 629-6800

                         ----------------------------

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to an Agreement and Plan of Merger, on June 29, 1998 (the "Agreement"), UbiCube Acquisition Corp. ("UAC"), a wholly owned subsidiary of THINK New Ideas, Inc. (the "Company") acquired all of the issued and outstanding shares of capital stock of UbiCube Group, Inc., a Delaware corporation ("UbiCube"). As a result of the acquisition, UbiCube was merged with and into UAC and UAC thereby acquired certain interactive companies in London and in San Francisco in exchange for issuance of:

      (a) 154,257 shares of common stock (the "THINK Stock") having an aggregate value of approximately $4,000,000 at the closing; and

      (b) 154,257 shares of THINK Stock having an aggregate value of approximately $4,000,000, which stock was placed in escrow pending release of portions thereof on each of January 15, 1999, January 15, 2000 and March 1, 2001.

      In addition to the foregoing, the Company may issue additional shares of THINK Stock to the former shareholders of UAC of up to approximately $9,000,000, subject to the attainment by UAC of certain revenue and profit targets during the three years following the closing.

      In connection with the acquisition, the Company has also agreed to enter into employment agreements with several employees of UbiCube and its subsidiaries and agreed to grant to the new employees options to acquire up to 125,000 shares of THINK Stock.

      The amount and nature of the consideration paid in connection with the transactions reported herein were the result of arm's length negotiations between the parties. No material relationships between the Company and UbiCube or any of the Company's or UbiCube's affiliates, any directors or officers of the Company or UbiCube or any associate of any such director or officer existed prior to the occurrence or consummation of the transactions reported herein.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      Not Applicable.

ITEM 5.     OTHER EVENTS

      Not Applicable.

ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS

      Not Applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a) and (b) Financial Statements.

      The following financial statements and pro forma information concerning the Company are being provided in accordance with the instructions to this item within the requisite (60) day period from the date of the Company's Form 8-K previously filed on July 13, 1998.

(a) Financial statements of UbiCube Group, Inc., the business acquired, prepared pursuant to Rule 310 ( c ) of Regulation S-B:


                                                                            Page

      Report of Independent Auditors                                         F-1
      Consolidated Balance Sheets as of June 28, 1998 and 1997               F-2
      Consolidated Statements of Operations for the years ended
         June 28, 1998 and 1997                                              F-3
      Consolidated Statements of Stockholders' Equity for the years
        ended June 28, 1998 and 1997                                         F-4
      Consolidated Statements of Cash Flows for the year ended
        June 28, 1998 and 1997                                               F-5
      Notes to Consolidated Financial Statements                             F-6

(b) Pro forma financial information required pursuant to Rule 310 (d) of Regulation S-B:

      Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
            March 31, 1998                                                    14
      Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
             nine months ended March 31, 1998                                 16
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
      for the year ended June 30, 1997                                        17

      Notes to Pro Forma Consolidated Financial Information

      (c)         Exhibits.

       Exhibit 2.1 - Agreement and Plan of Merger, dated as of June 27, 1998, by and among THINK New Ideas, Inc., and UbiCube Group, Inc.

                        Consolidated Financial Statements

                             UbiCubecube Group, Inc.

                       Years ended June 28, 1998 and 1997
                       with Report of Independent Auditors

                             UbiCube Group, Inc.

                      Consolidated Financial Statements


                      Years ended June 28, 1998 and 1997




                                   Contents

Report of Independent Auditors.......................................  F-1

Consolidated Balance Sheets..........................................  F-2
Consolidated Statements of Operations................................  F-3
Consolidated Statements of Stockholders' Equity......................  F-4
Consolidated Statements of Cash Flows................................  F-5
Notes to Consolidated Financial Statements...........................  F-6

                        Report of Independent Auditors

Board of Directors and Stockholders
UbiCube Group, Inc.

We have audited the accompanying consolidated balance sheets of UbiCube Group, Inc. as of June 28, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UbiCube Group, Inc. at June 28, 1998 and 1997 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP

New York, New York
August 15, 1998

                             UbiCube Group, Inc.

                         Consolidated Balance Sheets


                                                          June 28
                                                     1998        1997
                                                  ------------------------
Assets
Current assets:
  Cash and cash equivalents                        $  12,531    $    864
  Accounts receivable                                761,951     215,559
  Prepaid expenses and other current assets           79,092           -
  Due from related party                              28,274      31,804
  Due from shareholders                                5,073           -
                                                  ------------------------
Total current assets                                 886,921     248,227

Fixed assets, net                                    272,035     128,196
Other assets                                         302,216         372
                                                  ========================
                                                   $1,461,172   $376,795
                                                  ========================

Liabilities and stockholders' equity (deficiency)
Current liabilities:
  Accounts payable and accrued expenses            $ 682,715    $304,556
  Income taxes payable                                70,478           -
  Other current liabilities                          108,497     116,347
                                                  ------------------------
Total current liabilities                            861,690     420,903

Commitments

Stockholders' equity (deficiency):
  Common  stock,  $.001  par  value,   10,000,000
   shares  authorized,  10,000,000  and 6,560,000
   issued and  outstanding  at June 28,  1998 and     10,000       6,560
   1997, respectively
  Additional paid-in capital                         430,430           -
  Foreign currency translation                        (4,991)     (7,406)
  Retained earnings (deficiency)                     164,043     (43,262)
                                                  ------------------------
Total stockholders' equity (deficiency)              599,482     (44,108)
                                                  ------------------------
                                                   $1,461,172   $376,795
                                                  ========================



See accompanying notes.

                             UbiCube Group, Inc.

                    Consolidated Statements of Operations


                                                    Year ended June 28
                                                     1998        1997
                                                   ------------------------

Revenues                                           $2,075,203  $1,028,606
Cost of revenues                                    1,297,684     651,028
                                                  ------------------------
Gross profit                                          777,519     377,578

Operating expenses:
  Selling, general and administrative                 425,199     244,979
  Depreciation and amortization                        71,139      56,589
  Interest expense                                      9,108       3,614
                                                  ------------------------
                                                      505,446     305,182
                                                  ------------------------

Income before provision for income taxes              272,073      72,396
Provision for income taxes:
  Current                                              69,326       1,238
  Deferred                                             (4,558)      8,164
                                                  ------------------------
                                                       64,768       9,402
                                                  ------------------------
Net income                                           $207,305    $ 62,994
                                                  ========================



See accompanying notes.

                             UbiCube Group, Inc.

               Consolidated Statements of Stockholders' Equity

                      Years ended June 28, 1998 and 1997


                                                                        Additional   Foreign       Retained
                                                     Common Stock        Paid-in     Currency      Earnings
                                                Shares        Amount     Capital    Translation   (Deficiency)     Total
                                              ----------   ----------   ----------   ----------    ----------    ----------

Balance at June 29, 1996                       6,560,000   $    6,560   $     --     $     --      $ (106,256)   $  (99,696)
   Net income for the year                          --           --           --           --          62,994        62,994
   Foreign currency translation                     --           --           --         (7,406)         --          (7,406)
                                              ----------   ----------   ----------   ----------    ----------    ----------
Balance at June 28, 1997                       6,560,000        6,560         --         (7,406)      (43,262)      (44,108)
   Issuance of common shares in acquisition
                                               3,440,000        3,440      430,430         --            --         433,870
   Net income for the year                          --           --           --           --         207,305       207,305
   Foreign currency translation                     --           --           --          2,415          --           2,415
                                              ----------   ----------   ----------   ----------    ----------    ----------
Balance at June 28, 1998                      10,000,000   $   10,000   $  430,430   $   (4,991)   $  164,043    $  599,482
                                              ==========   ==========   ==========   ==========    ==========    ==========






See accompanying notes.

                             UbiCube Group, Inc.

                    Consolidated Statements of Cash Flows


                                                       Year ended June 28
                                                        1998        1997
                                                     ------------------------
Cash flows from operating activities
Net income                                             $207,305    $ 62,994
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                        218,529      62,366
Changes in assets and liabilities, excluding
  effects of acquisition:
  Accounts receivable                                  (185,545)   (212,393)
  Prepaid expenses and other current assets             (79,092)          -
  Due from related parties and shareholders              (1,543)    (31,804)
  Accounts payable and accrued expenses                 139,951     164,134
  Income tax payable                                     70,478           -
  Other assets and liabilities                         (126,318)     84,486
                                                     ------------------------
Net cash provided by operating activities               243,765     129,783

Cash flows from investing activities
Purchases of fixed assets                              (251,903)   (145,528)
                                                     ------------------------
Net cash (used in) investing activities                (251,903)   (145,528)
                                                     ------------------------

Net (decrease) in cash and cash equivalents              (8,138)    (15,745)
Cash and cash equivalents, beginning of year                864      16,609
Cash acquired in acquisition                             19,805           -
                                                     ------------------------
Cash and cash equivalents, end of year                 $ 12,531    $    864
                                                     ========================

Supplemental cash flow information Cash
paid during the year for:
   Income taxes                                        $ 69,326    $  1,238
   Interest                                               6,425       4,390
Noncash investing and financing activities:
   Issuance of common stock for acquisitions            433,870           -



See accompanying notes.

                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

UbiCube Group, Inc. (the "Company") was formed in January 1998, under the laws of Delaware, for purposes of merging various entities, controlled by one party, into one company. These companies include Netcom Europe Ltd. and its current subsidiaries, Netcoms USA, Inc. and Netcoms Entertainment, Inc., two dormant companies with no significant assets or liabilities. On June 3, 1998, the Company acquired Red Dot Interactive, Inc. (see Note 2).

The Company provides Internet web-site design services and has its headquarters in London, England and maintains an office in San Francisco, California.

On June 28, 1998, Think New Ideas, Inc. ("Think") acquired all of the issued and outstanding shares of the Company in consideration for Think common stock.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts have been eliminated in consolidation.

REVENUE RECOGNITION

Revenues from the design and development of Internet web-sites are recognized using the percentage of completion method. Costs incurred and anticipated profits earned on projects in progress in excess of amounts billed are recorded as assets (approximately $56,000 and $0 at June 30, 1998 and 1997, respectively, included in accounts receivable). Amounts billed in excess of costs incurred and estimated profits earned are recorded as liabilities. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is recognized, in the period such determination is made, for the excess.

                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all financial instruments with a maturity of three months or less when purchased to be cash equivalents. At June 28, 1998 and 1997, the majority of cash and cash equivalents were held at one bank.

FIXED ASSETS

Fixed assets are stated at cost and depreciated by the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the lesser of the useful life of the asset or remaining period of the lease.

INCOME TAXES

The Company uses the liability method of accounting for income taxes, whereby deferred income taxes are provided on items recognized for financial reporting purposes over different periods than for income tax purposes. The deferred income taxes arise primarily as a result of differences in the book and tax basis of property and equipment and net operating loss carryforwards. Valuation allowances are provided when the expected realization of tax assets does not meet a more likely than not criteria.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

FOREIGN CURRENCIES

The accompanying consolidated financial statements have been prepared in accordance with FAS 52, "Foreign Currency Translation." The assets and liabilities denominated in foreign currencies have been translated at the closing rate of exchange. Income during the period has been translated at an average rate of exchange. Exchange differences on translation of assets and liabilities are shown as a component of stockholders' equity (deficiency).

                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT COSTS

The Company expenses all costs associated with its product development. The Company will begin capitalizing these costs upon establishing technical feasibility and amortization will commence when such products are available for general release to customers. Research and development expenses were approximately $250,000 and $75,000 for the years ended June 28, 1998 and 1997, respectively.

STOCK BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 31, 1996 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income (loss) would have been had the Company adopted the new fair value method. The Company accounts for its stock-based compensation plans in accordance with the provisions of APB 25.

2. ACQUISITION OF RED DOT INTERACTIVE, INC.

On June 2, 1998 (the "Acquisition Date"), the Company acquired all of the outstanding and issued shares of Red Dot Interactive, Inc. ("Red Dot"), a company that also provides web-site design services, in consideration for 3,440,000 shares of the Company's common stock. The acquisition of Red Dot has been accounted for using the purchase method of accounting and, accordingly, the results of operations of Red Dot are included in the consolidated financial statements of the Company from the Acquisition Date. The consideration paid by the Company is equal to the fair value of the Red Dot tangible assets and liabilities acquired.

                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998



2. ACQUISITION OF RED DOT INTERACTIVE, INC. (CONTINUED)

The following unaudited pro forma information is presented as if the Company has completed the acquisition of Red Dot as of the beginning of the preceding and current fiscal years. The pro forma information is not necessarily indicative of what the results of operations would have been had the acquisition taken place at the beginning of such periods, or of the future results.

                                                      June 28
                                                 1998        1997
                                              ------------------------

Revenue                                         $3,502,000  $3,230,000
Net income                                         174,000    231,000

3. FIXED ASSETS

Fixed assets consists of the following:

                                                      June 28
                                                 1998        1997
                                              ------------------------

  Computer equipment                           $ 453,886   $161,604
  Furniture and fixtures                          71,750     35,174
  Leasehold improvements                          33,510          -
                                              ------------------------
                                                 559,146    196,778
  Less accumulated depreciation and             (287,111)   (68,582)
  amortization
                                              ========================
                                               $ 272,035   $128,196
                                              ========================

                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998


4. INCOME TAXES

The following comprises income tax expense:

                                                      June 28
                                                 1998        1997
                                              ------------------------
  Current income taxes:
    Federal                                      $10,000     $   -
    State/City                                        -          -
    U.K Corporate tax                            59,326      1,238
  Deferred income taxes:
    Federal                                      (2,000)         -
    State/City                                        -          -
    U.K Corporate tax                            (2,558)     8,164
                                              ========================
  Total income taxes                            $64,768      $9,402
                                              ========================

The lower 1997 tax rate reflects the utilization of the Company's remaining net operating losses. The Company's deferred tax asset at June 30, 1998 of approximately $4,500 is included in other assets and arises primarily from depreciation.

5. COMMITMENTS

The Company rents office space under a noncancelable lease agreement in which real estate taxes and building operating expenses are included. The minimum annual rental commitments under noncancelable operating leases that have initial or remaining terms in excess of one year for the Company's equipment and facilities are approximately as follows:

  Fiscal year:
    1999                           $80,000
    2000                            90,000
    2001                            75,000
    2002                            75,000
                                 ===========
                                   $320,000
                                 ===========

Rent expense amounted to approximately $25,000 and $20,000 for the years ended June 28, 1998 and 1997, respectively.

                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998


6. RELATED PARTY TRANSACTIONS

During fiscal 1998, the Company paid $91,470 to Digimark Communications Limited ("DCL") for consulting services. DCL is owned by a director of the Company. The Company also paid $24,946 ((pound)15,000) for office rent to TeleCoNexus Global Limited, a company partially owned by a director of the Company.

7. YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs that were written using two digits rather than four to define the applicable year. The Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company's use of computer applications is not complex and the Company believes that they do not have any significant year 2000 issues. The Company continually monitors such issues, relative to both their internal and customer needs.

The Company expects it will have to modify or replace a portion of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Management does not believe such related costs will be significant.

                              Think New Ideas, Inc.
              Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

      On June 29, 1998, UbiCube Acquisition Corp., ("UAC"), a wholly owned subsidiary of the Company, acquired all of the issued and outstanding capital stock of UbiCube Group, Inc., a Delaware interactive marketing company ("UbiCube") which has offices in London and San Francisco. As a result of the acquisition, UbiCube was merged with and into UAC in exchange for the issuance of 154,257 shares of Common Stock having an aggregate value of approximately $4,000,000, and guaranteed future payments of $2,250,000 through January 15, 2000. In addition, 154,257 shares of Common Stock were placed in escrow and will be released based on the attainment of certain milestones at January 15, 1999, January 15, 2000 and March 1, 2001. In addition, the Company may issue additional shares to the former stockholders of UbiCube of approximately $9,000,000, subject to the attainment of certain revenue and profit targets during the three years ending June 2001. The aggregate purchase price, which excludes shares held in escrow, but includes acquisition costs, exceeded UbiCube's historical net assets by approximately $5,924,658.

            The unaudited pro forma condensed consolidated balance sheet gives retroactive effect to the acquisition of UbiCube and assumes that the acquisition of UbiCube took place on March 31, 1998 and combines the Company's March 31, 1998 condensed consolidated balance sheet with that of UbiCube at March 31, 1998. The pro forma condensed consolidated statement of operations for the nine months ended March 31, 1998 assumes that the acquisition of UbiCube took place as of the beginning of the period, July 1, 1997, and combines the Company's condensed consolidated statement of operations for the nine months ended March 31, 1998 with UbiCube's condensed statement of operations for the nine months ended March 31, 1998. The pro forma condensed consolidated statement of operations for the year ended June 30, 1997 assumes that the acquisition of UbiCube took place as of the beginning of the period, July 1, 1996, and combines the Company's condensed consolidated statement of operations for the year ended June 30, 1997 with UbiCube's condensed consolidated statement of operations for the year ended June 30, 1997.

            The pro forma adjustments are based on available information and on certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma combined financial statements should be read in conjunction with the Company's financial statements and notes thereto, as part of the fiscal 1997 annual report Form 10-K, filed with the Securities and Exchange Commission. The unaudited pro forma combined statement of operations data are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated, nor are they indicative of the Company's future results of operations.

                              Think New Ideas, Inc.
              Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

      Effective June 3, 1998, Think New Ideas, Inc. (the "Company") acquired all of the issued and outstanding shares of capital stock of Interweb, Inc. ("Interweb"), an Atlanta-based Internet Solutions firm, pursuant to an Agreement and Plan of Merger dated June 2, 1998 (the "Interweb Areement") Interweb is engaged in the business of providing web-based solutions to Fortune 500 companies. The Company's acquisition of Interweb was accounted for using the purchase method of accounting, with the excess of cost over net assets acquired to be amortized using the straight-line method over 15 years. A copy of the Interweb Agreement was filed as an exhibit to the Form 8-K/A with the Securities and Exchange Commission on August 14, 1998 (File No. 000-21775).

            The Company paid $11,958,728 for all of the issued and outstanding shares of Interweb. The purchase price included $200,000 in cash, $133,728 in legal and accounting fees and 600,000 shares of the Company's $.0001 par value per share common stock valued at $11,625,000 based on the market closing price on the date of the acquisition.

            The unaudited pro forma condensed consolidated balance sheet gives retroactive effect to the acquisition of Interweb and assumes that the acquisition of Interweb took place on March 31, 1998 and combines the Company's March 31, 1998 condensed consolidated balance sheet with that of Interweb at March 31, 1998. The pro forma condensed consolidated statement of operations for the nine months ended March 31, 1998 assumes that the acquisition of Interweb took place as of the beginning of the period, July 1, 1997, and combines the Company's condensed consolidated statement of operations for the nine months ended March 31, 1998 with Interweb's condensed statement of operations for the nine months ended March 31, 1998. The pro forma condensed consolidated statement of operations for the year ended June 30, 1997 assumes that the acquisition of Interweb took place as of the beginning of the period, July 1, 1996, and combines the Company's condensed consolidated statement of operations for the year ended June 30, 1997 with Interweb's condensed consolidated statement of operations for the year ended June 30, 1997.

            The pro forma adjustments are based on available information and on certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma combined financial statements should be read in conjunction with the Company's financial statements and notes thereto, as part of the fiscal 1997 annual report Form 10-K, filed with the Securities and Exchange Commission. The unaudited pro forma combined statement of operations data are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated, nor are they indicative of the Company's future results of operations.

                                Think New Ideas Inc.
                  Pro forma Condensed Consolidated Balance sheets
                                   (Unaudited)
                                   March 31, 1998

                                                          Think New Ideas, Inc  Interweb,Inc.        Pro Forma Adjustments

                                                                                                      (Note 1)
                                                             March 31, 1998        March 31, 1998
          ASSETS
CURRENTS ASSETS
Cash and cash equivalents                                        4,617,260             181,793         (303,728)     (e)
Marketable securities                                              766,623                   -                 -
Accounts receivable, net                                        15,311,479             438,216
Unbilled receivables                                             2,299,955              35,464
Prepaid expenses and other current assets                        2,066,739               3,307
                                                          -------------------------------------------------------
                                                                25,062,056             658,780         (303,728)

Property, plant and equipment, net                               4,866,764             342,870
Software development costs                                         332,125                   -         1,200,000     (e)
Goodwill, net                                                    4,450,911                   -         5,146,055     (e)
Other assets                                                       663,095              59,026           290,000     (e)
                                                          =======================================================
Total assets                                                 $  35,374,951       $   1,060,676      $  6,332,327
                                                          =======================================================

          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Note payable to bank                                                     -                   -

Accounts payable                                                 5,839,124              47,761

Accrued expenses                                                 1,586,830              56,474            30,000     (e)

Media payable                                                    8,184,393             259,357


                                                             14



                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998





                                                         Pro Forma         UbiCube Group, Inc.    Pro Forma             Pro Forma
                                                                                                  Adjustments
                                                                                                  (Note 1)
                                                                           March 31, 1998

          ASSETS
CURRENTS ASSETS                                            4,495,325                             (537,869)     (a)       3,957,456
Cash and cash equivalents                                    766,623                                                       766,623
Marketable securities                                     15,749,695         263,988                                    16,013,684
Accounts receivable, net                                   2,335,419                                                     2,335,419
Unbilled receivables                                       2,070,046          96,700                                     2,166,745
Prepaid expenses and other current assets             -----------------------------------------------------        ----------------
                                                          25,417,108         360,688             (537,869)              25,239,927

                                                           5,209,634         147,595                                     5,357,229
Property, plant and equipment, net                         1,532,125                                                     1,532,125
Software development costs                                 9,596,966                             6,155,257     (a)      15,752,223
Goodwill, net                                              1,012,121                                                     1,012,121
Other assets                                          =====================================================        ================
                                                          42,767,954         508,283             5,617,388              48,893,625
Total assets                                          =====================================================        ================


          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES                                                -                                                             -
Note payable to bank
                                                           5,886,885         183,119                                     6,070,004
Accounts payable
                                                           1,673,304           7,533                95,000     (a)       1,775,837
Accrued expenses
                                                           8,443,750                                                     8,443,750
Media payable


                                                                             14A




                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998



Income taxes payable                                                65,727                   -

Due to related party                                             1,518,311                   -

Current portion of long term debt and obligations
      under capital leases                                         370,259              21,030

Other current liabilities                                                -              47,525
                                                          -------------------------------------------------------
Total current liabilities                                       17,564,644             432,147            30,000
                                                          -------------------------------------------------------

Obligations under capital leases
                                                                   757,162                   -
Other long-term liability                                                                5,856
                                                                         -
                                                          =======================================================
Total liabilities                                              $18,321,806            $438,003           $30,000
                                                          =======================================================

Commitments and contingencies
Shareholders' equity:
Preferred stock
                                                                         -                   -
Common Stock                                                                             1,091           (1,031) (e)(f)
                                                                       702
Additional paid in capital                                      23,535,073             126,749        11,498,191 (e)(f)
Accumulated deficit/Retained earnings                          (6,482,630)             494,833       (5,194,833) (e)(f)

Total shareholders' equity                                      17,053,145             622,673         6,302,327

                                                          =======================================================
Total liabilities and shareholders' equity                     $35,374,951          $1,060,676        $6,332,327
                                                          =======================================================




See accompanying notes to unaudited pro forma financial statements

                               Ubicube Group, Inc.

                   Notes to Consolidated Financial Statements

                                  June 28, 1998



Income taxes payable                                        65,727                                                      65,727

Due to related party                                     1,518,311                                                   1,518,311

Current portion of long term debt and obligations
      under capital leases                                 391,289                                                     391,289

Other current liabilities                                   47,525          98,619                                     146,144
                                                   ------------------------------------------------------         -------------
Total current liabilities                               18,026,791         289,271                95,000            18,411,062
                                                   ------------------------------------------------------         -------------

Obligations under capital leases                           757,162                                                     757,162

Other long-term liability                                                                                                5,856
                                                             5,856
                                                   ======================================================         =============
Total liabilities                                      $18,789,809       $ 289,271               $95,000           $19,174,070
                                                   ======================================================         =============

Commitments and contingencies
Shareholders' equity:
Preferred stock

Common Stock                                                                 6,560               (6,529)   (a) (b)         793
                                                               762
Additional paid in capital                              35,160,013         100,235             6,141,134   (a) (b)  41,401,382
Accumulated deficit/Retained earnings                 (11,182,630)         112,217             (612,217)   (a) (b)(11,682,630)

Total shareholders' equity                              23,978,145         219,012             5,522,388            29,719,545
                                                   ------------------------------------------------------
                                                                                                                  =============
Total liabilities and shareholders' equity             $42,767,954         508,283             5,617,388            48,893,625
                                                                                                                  =============



                                                                   15A





                                   Think New Ideas Inc.
                Pro forma Condensed Consolidated Statements of Operations
                                       (Unaudited)
                                      March 31, 1998

                                      Nine Months Ended                                  Nine Months
                                                                                            Ended
                                   March 31,    March 31,                                  March 31,
                                      1998         1998                                      1998
                                   Think New    Interweb,      Pro Forma     Pro Forma      UbiCube       Pro Forma      Pro Forma
                                  Ideas, Inc.      Inc.        Adjustments                  Group,       Adjustments
                                                                (Note 2)                      Inc.         (Note 2)

Revenues                            27,993,587    2,186,921                 30,180,508     1,556,402                     31,736,910
Operating Expenses:
                                                                                     -
Direct salaries and related
expenses                            11,960,441    1,029,506                 12,989,947      973,263                     13,963,210

Other direct expense
                                     6,496,912      285,594                  6,782,506            -                      6,782,506
Selling,  general and
 administrative expenses             6,683,311      770,413                  7,453,724      318,899                      7,772,624
Depreciation and amortization
                                     1,661,687       69,286     629,804 (g)  2,360,777       53,354       307,763 (c)    2,721,894
Operating profit/(loss)              1,191,236       32,122    (629,804)       593,554      210,886      (307,763)         496,676
                                  -----------------------------------------------------------------------
Interest income/(expense) and
other, net                             188,287     (10,689)           -        177,598       (6,831)                       170,767

Income/(loss) before provision
for taxes                            1,379,523       21,433    (629,804)       771,152       204,055     (307,763)         667,443
                                  -----------------------------------------------------------------------

Provision  for  income
taxes                                  185,675        1,098           -        186,773        48,576            -          235,349


Net income (loss)                   $1,193,848      $20,335    (629,804)       $584,379      155,479     (307,763)         432,094
                                  =======================================================================

Per common share:
Net income (loss) - basic                $0.20                                    $0.09                                     $0.06

Weighted-average common shares
outstanding (d) (h)                  5,960,831                               6,560,831                                   6,869,345

Net income (loss) - diluted              $0.18                                   $0.08                                      $0.06

Weighted-average common shares
outstanding (d) (h)                  6,517,975                               7,117,975                                  7,426,489

See accompanying notes to unaudited pro forma financial statements

                                    Think New Ideas Inc.
                  Pro forma Condensed Consolidated Statements of Operations
                                         (Unaudited)
                                        June 30, 1997


                                 Twelve Months Ended                                      Twelve Months
                                                                                             Ended
                            June 30, 1997  June 30, 1997                                 June 30, 1997
                            Think New    Interweb, Inc.   Pro Forma     Pro Forma   UbiCube Group, Inc.   Pro Forma     Pro Forma
                           Ideas, Inc.                   Adjustments                                     Adjustments
                                                           (Note 2)                                       (Note 2)

Revenues                      17,436,847   1,956,393                    19,393,240       1,028,606                    $ 20,421,846
Operating Expenses:                                                              -
                                                                                                                                 -
Direct salaries and
related expenses              10,029,004     680,801                    10,709,805         651,028                      11,360,833

Other direct expense            4,691,563     190,479                    4,882,042              -                        4,882,042

Selling, general and
administrative expenses        6,842,308     605,472                    7,447,780          244,979                       7,692,759

Restructuring costs            1,732,000                                1,732,000             -

Depreciation and
 amortization                  1,619,104      48,182       839,738 (h)  2,507,024          56,589        410,351 (e)     2,973,964
                          ----------------------------------------------------------------------------------------------------------
Operating profit/(loss)
                              (7,477,132)    431,459      (839,738)    (7,885,411)         76,010       (410,351)       (6,487,752)

Interest income/(expense)
 and other, net                  151,869       2,516             -        154,385          (3,614)                         150,771


Income/(loss) before
provision for taxes          (7,325,263)     433,975      (839,738)    (7,731,026)         72,396       (410,351)       (6,336,981)
                          ----------------------------------------------------------------------------------------------------------
Provision for income taxes
                                 245,900           -             -        245,900          9,402                          (255,302)

                          =======================================================================================
Net income (loss)            (7,571,163)     433,975      (839,738)    (7,976,926)        62,994        (410,351)       (6,592,283)
                          ==========================================================================================================

Per common share:
Net income (loss) - basic
 and diluted                     $(1.63)                                  $(1.52)                                            (1.19)

Weighted-average  common
 shares outstanding (d)(h)    4,638,337                                5,238,337                                         5,546,851


See accompanying notes to unaudited pro forma financial statements

                            Think New Ideas, Inc./UbiCube
        Notes to Pro Forma Condensed Consolidated Financial Statements
                                 (Unaudited)

      Note 1

Unaudited pro forma condensed consolidated balance sheet

      The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated balance sheet:

(a)

To record the allocation of the purchase price to the net assets of Interweb, Inc. as follows:


           Value of 154,257 shares issued                     $3,991,400

           Guaranteed  payment at January  15,                   750,000
           1999
           Guaranteed  payment at January  15,                 1,500,000
           2000
           Consulting,  legal  and  accounting                   632,869
           fees
                                                               6,874,269

           Less: Equity at 3/31/98                               219,012

           Excess purchase price over equity                   6,155,257

            Less: Purchased research costs                       500,000

            Excess of costs over fair value of net assets acquired
            $  6,615,257

            Based on third-party appraisals, $500,000 of the purchase price represents purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. This amount has been expensed as a non-recurring charge in relation to the acquisition. This amount has been reflected as a reduction to shareholders equity and has not been included in the pro forma combined statement of income due to its non-recurring nature.

            The actual allocation of the purchase price over the fair value of net assets acquired will differ depending upon the composition of UbiCube's net assets on the date of acquisition and the Company's evaluation of the fair value of such net assets acquired. Therefore, the allocation of the purchase price could differ from that presented above.


(b)

To record the elimination of the common stock, additional paid in capital and retained earnings of UbiCube.

      Note 2

Unaudited Condensed Consolidated Statement of Operations for the nine months ended March 31, 1998 and twelve months ended June 30, 1997.


(c)

To record the amortization of goodwill over an estimated useful life of 15 years.

(d)

Weighted average shares outstanding have been adjusted to reflect the 308,514 shares of the Company's common stock as outstanding for the periods presented.

                            Think New Ideas, Inc./Interweb
        Notes to Pro Forma Condensed Consolidated Financial Statements
                                 (Unaudited)

      Note 1

Unaudited pro forma condensed consolidated balance sheet

      The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated balance sheet:

(e)

To record the allocation of the purchase price to the net assets of Interweb, Inc. as follows:

           Value of 600,000 shares issued  $11,625,000
           Cash paid                           200,000
           Legal and accounting fees           133,728
                                           $11,958,728
           Less: Equity at 3/31/98             622,673
           Excess purchase price over equity $11,336,055

Allocation of Goodwill to fair value of assets acquired:
            Purchased research costs      $  4,700,000


            Software Development             1,200,000

            Other Intangible assets            290,000
Excess of costs over fair value of net assets acquired      $  5,146,055

                  Based on  third-party  appraisals,  $4,700,000 of the purchase price represents purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. This amount has been expensed as a non-recurring charge in relation to the acquisition. This amount has been reflected as a reduction to shareholders equity and has not been included in the pro forma combined statement of income due to its non-recurring nature.

                  The  actual  allocation  of the  purchase  price over the fair value of net assets acquired will differ depending upon the composition of Interweb's net assets on the date of acquisition and the Company's evaluation of the fair value of such net assets acquired. Therefore, the allocation of the purchase price could differ from that presented above.

      (f)

To record the elimination of the common stock, additional paid in capital and retained earnings of Interweb.






            Note 2

Unaudited Condensed Consolidated Statement of Operations for the nine months ended March 31, 1998 and twelve months ended June 30, 1997.


(g)

To record the amortization of goodwill over an estimated useful life of 15 years. The amortization on goodwill was $257,303 for the nine months ended March 31, 1998 and $343,070 for the twelve months ended June 30, 1997. Additionally, to record amortization on software development costs and other intangible assets over an estimated useful of three years, amortization for the nine months ended March 31, 1998 was $372,501 and $496,668 for the twelve months ended June 30, 1997.

(h)

Weighted average shares outstanding have been adjusted to reflect the 600,000 shares of the Company's common stock as outstanding for the periods presented.

      (c)         Exhibits.

      None.

Item 8.     CHANGE IN FISCAL YEAR

      Not Applicable.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THINK NEW IDEAS, INC.
                                    (Registrant)



Date: September 11, 1998                  By:  /s/ Melvin Epstein
                                               -------------------------------
                                    Melvin Epstein, Chief Financial Officer